                                                                      EXHIBIT 21

                            NIPSCO INDUSTRIES, INC.

                  LIST OF SUBSIDIARIES AS OF DECEMBER 31, 1996

  All subsidiaries are incorporated in Indiana, except for Elm Energy and Recycling (UK) Ltd., which is incorporated in United Kingdom; FuelMaker Corporation, which is incorporated in Canada; Inventory Management and Distribution Company, L.L.C. and NFC Acquisition Company, which are incorporated in Texas; N Squared Aviation L.L.C. and Triumph Natural Gas, Inc., which are incorporated in Delaware; and NESI Energy Marketing Canada Ltd., NIPSCO Energy Services Canada Ltd. and Southlake Energy, Inc., which are incorporated in Alberta, Canada. All subsidiaries are wholly-owned unless otherwise indicated.

Crossroads Pipeline Company

Hamilton Harbour Insurance Services, Ltd.

Kokomo Gas and Fuel Company

NI Telecomm, Inc.

NIPSCO Capital Markets, Inc.

NIPSCO Development Company, Inc.
  Its subsidiaries are:
    Analytic Systems Laboratories, Inc. (1)
    Elm Energy and Recycling (UK) Ltd. (1)
    G. R. Clark Corporation
    International Polymer Corp.
    JOF Transportation Company
    KOGAF Enterprise, Inc.
    Lake Erie Land Company
     Its subsidiary is:
      SCC Services, Inc.
    N Squared Aviation, L.L.C. (4)
    NDC Douglas Properties, Inc.
    NIPSCO International Power Systems Company
    NIPSCO Security Services, Inc.
    Process and Control Technology Corporation
    RIC, Inc.
     Its subsidiary is:
      Cardinal Property Management, Inc.
    Riverside Caloric Company

NIPSCO Energy Services, Inc.
  Its subsidiaries are:
    Green Fuels, Inc.
    Inventory Management and Distribution Company, L.L.C. (5)
    NESI Energy Marketing, L.L.C. (2)
    NESI Power Marketing, Inc.
    NIPSCO Energy Services Canada Ltd.
     Its subsidiaries are:
      FuelMaker Corporation (3)
      Southlake Energy, Inc.
      NESI Energy Marketing Canada Ltd. (6)

                                                                      EXHIBIT 21

                            NIPSCO INDUSTRIES, INC.

                  LIST OF SUBSIDIARIES AS OF DECEMBER 31, 1996
                                  (CONTINUED)

    NIPSCO Energy Trading Corp.
    NIPSCO Fuel Company, Inc.
     Its subsidiary is:
      NFCO Acquisition Company
    NI-TEX, Inc.
    Parkway Engineering and Distribution Company, Inc.
    Triumph Natural Gas, Inc. (2)

NIPSCO Industries Management Services Company

Northern Indiana Fuel and Light Company, Inc.
  Its subsidiary is:
    Northern Indiana Trading Company

Northern Indiana Public Service Company
  Its subsidiaries are:
    NIPSCO Exploration Company, Inc.
    Shore Line Shops, Incorporated

Primary Energy, Inc.
  Its subsidiaries are:
    Cokenergy, Inc.
    Harbor Coal Company
    Lakeside Energy Corporation
    Northlake Energy Corporation
    Portside Energy Corporation

Speedway Acquisition Corp.
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(1) Majority-owned subsidiary of NIPSCO Development Company, Inc.
(2) Majority-owned subsidiary of NIPSCO Energy Services, Inc.
(3) 50% owned subsidiary of NIPSCO Energy Services Canada Ltd.
(4) Minority-owned subsidiary of NIPSCO Development Company, Inc.
(5) Minority-owned interest of NIPSCO Energy Service, Inc.
(6) 70% owned by NIPSCO Energy Services Canada Ltd.